UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 20, 2023

Morgan Stanley
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11758	36-3145972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1585 Broadway, New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 761-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MS	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Floating Rate Non-Cumulative Preferred Stock, Series A, $0.01 par value	MS/PA	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series E, $0.01 par value	MS/PE	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F, $0.01 par value	MS/PF	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series I, $0.01 par value	MS/PI	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series K, $0.01 par value	MS/PK	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.875% Non-Cumulative Preferred Stock, Series L, $0.01 par value	MS/PL	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 4.250% Non-Cumulative Preferred Stock, Series O, $0.01 par value	MS/PO	New York Stock Exchange
Depositary Shares, each representing 1/1,000th interest in a share of 6.500% Non-Cumulative Preferred Stock, Series P, $0.01 par value	MS/PP	New York Stock Exchange
Global Medium-Term Notes, Series A, Fixed Rate Step-Up Senior Notes Due 2026 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/26C	New York Stock Exchange
Global Medium-Term Notes, Series A, Floating Rate Notes Due 2029 of Morgan Stanley Finance LLC (and Registrant’s guarantee with respect thereto)	MS/29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

Morgan Stanley (the “Firm”) today announced that the Compensation, Management Development and Succession Committee of the Firm’s Board of Directors (the “Compensation Committee”) has determined in consultation with the Firm’s Board of Directors the 2022 compensation for James P. Gorman, Chairman and Chief Executive Officer of the Firm. The Compensation Committee based its decision on its assessment of Mr. Gorman’s outstanding individual performance, including his leadership of the Firm’s strategy, core-values and culture, and the Firm’s solid financial performance.

Under Mr. Gorman’s leadership, for 2022, the Firm’s balanced business model demonstrated resilience to adverse markets and performed as intended, allowing for growth and sustainable capital return:

•	Firm net revenues were $53.7 billion and net income applicable to Morgan Stanley was $11 billion, or $6.15 per diluted share

•	The Firm reported full year ROTCE of 15.3% and an efficiency ratio of 73%, and the standardized Common Equity Tier 1 capital ratio at December 31, 2022 was 15.3%

•	The Firm continued to increase returns to shareholders. The quarterly dividend was increased to $0.775, with total dividends paid of $5.1 billion, and the Firm repurchased $9.9 billion in shares

In determining Mr. Gorman’s total compensation for 2022, the Compensation Committee also took into consideration that, notwithstanding the above, in a challenging economic and market environment Firm performance for 2022 was not as strong as the prior year in which the Firm achieved record financial performance.

The Compensation Committee set Mr. Gorman’s total compensation for 2022 at $31.5 million, down 10% as compared with $35 million for 2021, in alignment with the Firm’s overall performance. Mr. Gorman’s 2022 compensation is comprised of four parts: a base salary of $1.5 million; a cash bonus of $7.5 million; a deferred equity award of $4.5 million; and a performance-vested equity award of $18 million that converts to shares only if the Firm meets predetermined performance goals that are aligned with Firm performance and strategic objectives.

Consistent with previous years, 75% of Mr. Gorman’s incentive compensation is deferred over three years and is subject to cancellation, 100% of Mr. Gorman’s deferred incentive compensation is delivered in the form of equity awards, aligning his compensation with shareholders’ interests, and 60% of Mr. Gorman’s bonus is delivered in performance-vested equity.

Additional important information about the Registrant’s incentive compensation programs and governance, including an explanation of all material elements of the compensation for Mr. Gorman and the other named executive officers, will be presented in the Registrant’s proxy statement for the 2023 annual meeting of stockholders, expected to be filed with the Securities and Exchange Commission in April 2023.

The information provided herein may include certain non-GAAP financial measures. The definition of such measures or reconciliation of such metrics to the comparable U.S. GAAP figures are included in the Firm’s Current Report on Form 8-K dated January 17, 2023.

This Report on Form 8-K may contain forward-looking statements including the attainment of certain financial and other targets, objectives, and goals. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s current estimates, projections, expectations, assumptions, interpretations or beliefs and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of risks and uncertainties that may affect the future results of the Firm, please see “Forward-Looking Statements” immediately preceding Part I, Item 1, “Competition” and “Supervision and Regulation” in Part I, Item 1, “Risk Factors” in Part I, Item 1A, “Legal Proceedings” in Part I, Item 3, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 and “Quantitative and Qualitative Disclosures about Market Risk” in Part II, Item 7A in the Firm’s Annual Report on Form 10-K for the year ended December 31, 2021 and other items throughout the Form 10-K, the Firm’s Quarterly Reports on Form 10-Q, the Firm’s Current Reports on Form 8-K, including any amendments thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MORGAN STANLEY (Registrant)
Date:	January 20, 2023	By:	/s/ Martin M. Cohen
			Name:	Martin M. Cohen
			Title:	Corporate Secretary